SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
 SECURITIES EXCHANGE ACT OF 1934
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ASSETMARK FUNDS

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AssetMark Funds
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

March 6, 2009

Dear AssetMark International Equity Fund Shareholders:

We are pleased to notify you of some changes involving the investment management of the AssetMark International Equity Fund.

As you know, Genworth Financial Wealth Management, Inc. (formerly, AssetMark Investment Services, Inc.) (“GFWM” or the “Advisor”), as investment advisor to the AssetMark Funds, identifies, hires, and monitors leading asset managers to serve as sub-advisors for the various AssetMark Funds. Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), the Advisor is permitted to change sub-advisors or sub-advisory agreements without obtaining approval from Fund shareholders, provided that the AssetMark Funds’ Board of Trustees approves the arrangement. The attached document provides information required by the Exemptive Order and SEC rules regarding the hiring of two new sub-advisors for the AssetMark International Equity Fund (the “International Equity Fund”).

On December 5, 2008, the Board of Trustees appointed Martin Currie Inc. (“Martin Currie”) to act as a sub-advisor to the International Equity Fund. Martin Currie is an SEC-registered investment advisor based in Edinburgh, Scotland. A more detailed description of Martin Currie and its investment operations is included in the attached information statement.

On December 5, 2008, the Board of Trustees also appointed Mondrian Investment Partners Limited (“Mondrian”) to act as a sub-advisor to the International Equity Fund. Mondrian is an SEC-registered investment advisor based in London, United Kingdom. A more detailed description of Mondrian and its investment operations is included in the attached information statement.

Clay Finlay LLC and Oppenheimer Capital LLC had managed a portion of the International Equity Fund since December 23, 2002. Martin Currie and Mondrian each began managing a portion of the International Equity Fund on December 24, 2008, replacing Clay Finlay LLC and Oppenheimer Capital LLC.

The AssetMark Funds continue to contract with leading asset managers with specialized expertise and proven track records, and we believe Martin Currie and Mondrian clearly meet these criteria. GFWM is committed to finding, hiring and monitoring the best asset managers in each category to meet our performance goals and better serve the Funds’ shareholders. I encourage you to read the attached information statement, which contains information about the new sub-advisory agreements with Martin Currie and Mondrian.

Sincerely,

/s/Carrie E. Hansen
Carrie E. Hansen
President, AssetMark Funds

AssetMark Funds
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of AssetMark Funds (the “Trust”) to inform shareholders of certain changes involving the investment management of the AssetMark International Equity Fund (the “International Equity Fund”). The Board has approved a new sub-advisory agreement (the “Martin Currie Sub-Advisory Agreement”) between Martin Currie Inc. (“Martin Currie”) and Genworth Financial Wealth Management, Inc. (formerly, AssetMark Investment Services, Inc.) (“GFWM” or the “Advisor”). The Board also has approved a new sub-advisory agreement (the “Mondrian Sub-Advisory Agreement”) between Mondrian Investment Partners Limited (“Mondrian”) and GFWM. Martin Currie and Mondrian replaced Clay Finlay LLC (“Clay Finlay”) and Oppenheimer Capital LLC (“Oppenheimer”) as sub-advisors to the International Equity Fund and each began managing a portion of the International Equity Fund on December 24, 2008. Clay Finlay and Oppenheimer each had managed a portion of the International Equity Fund since December 23, 2002. The Martin Currie Sub-Advisory Agreement and the Mondrian Sub-Advisory Agreement were approved by the Board upon the recommendation of the Advisor, without shareholder approval, as is permitted by the exemptive order (the “Exemptive Order”) of the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), issued to the Trust and the Advisor. This Statement is being mailed on or about March 9, 2009 to shareholders of record of the International Equity Fund as of December 24, 2008. The International Equity Fund will pay the costs associated with preparing and distributing this Statement to its shareholders. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

GFWM is the investment advisor for the series of the Trust, including the International Equity Fund. The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series. This approach permits GFWM to hire, terminate, or replace sub-advisors of the series that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of sub-advisory agreements relating to the management of the series. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as the investment advisor (including sub-advisor) of the mutual fund. The Trust and the Advisor have obtained the Exemptive Order from the SEC, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated sub-advisors and modify sub-advisory arrangements without shareholder approval. Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor oversees the provision of portfolio management services to the series by the sub-advisors. The Advisor has ultimate responsibility (subject to oversight by the Board) to oversee the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or the Advisor (the “Independent Trustees”), appointed Martin Currie and Mondrian to replace Clay Finlay and Oppenheimer as sub-advisors for the International Equity Fund and approved each sub-advisory agreement.

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of entering into a new sub-advisory agreement, the affected fund will notify shareholders of the fund of the changes. This Statement provides such notice of the changes and presents details regarding the Martin Currie Sub-Advisory Agreement and the Mondrian Sub-Advisory Agreement.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Advisor

The Advisor, located at 2300 Contra Costa Blvd., Suite 600, Pleasant Hill, California 94523-3967, serves as the investment advisor for the International Equity Fund. The Advisor is a subsidiary of Genworth Financial, Inc., a publicly traded company located at 6620 West Broad Street, Richmond, Virginia 23230. The Advisor is registered as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisor’s primary business is to operate the GFWM investment platform, a managed account platform used by financial professionals, such as investment advisors and broker-dealers, to deliver state of the art financial planning, investment advisory, and asset allocation services to their clients. Through the GFWM platform, investors can invest in, among other things, a variety of asset allocation models using open-end mutual funds. The AssetMark Funds are included among the many investment products made available through the GFWM platform. Through the platform, GFWM provides investment consulting and administrative services to advisors and broker-dealers, and currently administers in excess of $13 billion in investor assets, including mutual funds, variable annuities, exchange-traded funds, and privately managed accounts.

The Advisor provides investment advisory services to the International Equity Fund pursuant to the Investment Advisory Agreement, dated October 16, 2006, between the Trust and the Advisor (the “Advisory Agreement”). The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Funds. In so doing, the Advisor may hire one or more sub-advisors to carry out the investment program of each Fund (subject to the approval of the Board). The Advisor continuously reviews, oversees and (where appropriate) administers the investment program of each Fund. The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Funds.

Pursuant to the Advisory Agreement, the Advisor has overall supervisory responsibility for the general management and investment of each Fund’s securities portfolio, and, subject to review and approval by the Board: (i) sets the Funds’ overall investment strategies; (ii) evaluates, selects, and recommends sub-advisors to manage all or a portion of the Funds’ assets; (iii) when appropriate, allocates and reallocates the Funds’ assets among sub-advisors; (iv) monitors and evaluates the performance of sub-advisors, including the sub-advisors’ compliance with the investment objectives, policies, and restrictions of the Funds; and (v) implements procedures to ensure that the sub-advisors comply with the Funds’ investment objectives, policies, and restrictions.

For these services, the Trust pays the Advisor advisory fees for managing the International Equity Fund at the annual rate of 0.95% of the International Equity Fund’s assets. The Trust and the Advisor have entered into a Fee Waiver Agreement designed to provide Fund shareholders with the economic benefits of economies of scale that may be realized as Fund assets increase. Under the Fee Waiver Agreement, the Advisor has contractually agreed to: (1) waive 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $6 billion, and an additional 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $12 billion; and (2) waive portions of its advisory fee to the extent necessary to pass on certain breakpoints in the underlying sub-advisory fee arrangements that are reached as Fund assets grow. In addition, the Advisor has agreed to waive a portion of its investment advisory fees, or to make payments to limit Fund expenses, so that the International Equity Fund’s total expense ratio does not exceed 1.59% through October 31, 2009. After October 31, 2009, these fee waivers may be discontinued by the Advisor at any time. After giving effect to the fee waivers, the International Equity Fund paid the Advisor advisory fees equal to $7,155,044 for the fiscal year ended March 31, 2008. For the fiscal year ended March 31, 2008, the Fund’s total expense ratio was below the maximum of 1.59%, and, as a result, the Advisor did not waive a portion of its investment advisory fees or make payments to limit Fund expenses.

The following Trustee and officers of the Trust are also officers and/or employees of the Advisor or its affiliates: Ronald D. Cordes serves as Trustee and Chairperson of the Trust, and as Principal of the Advisor; Carrie E. Hansen serves as President of the Trust, and as Senior Vice President and Chief Operations Officer of the Advisor; Danell J. Doty serves as Vice President, Treasurer and Principal Accounting Officer of the Trust, and as Director of Fund Administration of the Advisor; Deborah Djeu serves as Vice President, Chief Compliance Officer and AML Officer of the Trust; and Chris Villas-Chernak serves as Secretary of the Trust, and as Senior Compliance Officer of the Advisor. The address of these individuals is 2300 Contra Costa Blvd., Suite 600, Pleasant Hill, California 94523-3967.

Martin Currie Inc.

Martin Currie is located at Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES. Martin Currie is registered as an investment adviser under the Advisers Act and is a wholly owned subsidiary of Martin Currie Limited, a holding company. Current and former directors and staff own 75% of the company, and approximately two-thirds of the 200 employees hold equity in the business. No individuals have an ownership interest in excess of 25% of Martin Currie, and, therefore, there are no individuals who are considered to be control persons of Martin Currie.

Martin Currie was approved by the Board to serve as a sub-advisor for the International Equity Fund at the Board meeting held on December 5, 2008 (the “December Meeting”). Martin Currie is independent of the Advisor, and discharges its responsibilities subject to the oversight of the Advisor. The hiring of Martin Currie is concurrent with the termination of a sub-advisory agreement with Clay Finlay (the “Clay Finlay Sub-Advisory Agreement”), pursuant to which Clay Finlay had served as a sub-advisor to the International Equity Fund since December 23, 2002.

Martin Currie is compensated out of the fees that the Advisor receives from the International Equity Fund. There will be no increase in the advisory fees paid by the International Equity Fund as a consequence of the appointment of Martin Currie or the approval of the Martin Currie Sub-Advisory Agreement. The fees paid by the Advisor to Martin Currie depend upon the fee rates negotiated by the Advisor and the percentage of the International Equity Fund’s assets allocated to Martin Currie by GFWM.

In managing its allocated portion of the Fund’s portfolio, Martin Currie actively seeks opportunities for growth across global stock markets, emphasizing four key factors: quality, value, growth, and change. Martin Currie employs a bottom-up, research-based investment approach, augmented by proprietary quantitative tools. The quantitative tools assist in the process of narrowing down the investable universe of stocks at the global, regional and sector level to a subset of companies that exhibit the quality, value, growth and change measures that Martin Currie’s portfolio management team believes offer the most compelling investment ideas.

The name and principal occupation of each of the principal executive officers and directors of Martin Currie are listed below. The address of each principal executive officer, as it relates to the person’s position with Martin Currie, is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

Name James Fairweather Timothy Hall William Watt Allan Macleod Ralph Campbell James Sandison Andrew Sowerby Jacqui Hughes Elaine McLelland

Position(s) with Martin Currie
Director & Vice President
Director & Vice President
Director & President
Director & Vice President
Chief Financial Officer & Chief Operations Officer
Director &Vice President
Director &Vice President
Director & Chief Compliance Officer
Chief Legal Officer

The Martin Currie Sub-Advisory Agreement

The Martin Currie Sub-Advisory Agreement was approved by the Board at the December Meeting, which was called, among other reasons, for the purpose of approving the Martin Currie Sub-Advisory Agreement for an initial term of two years. Thereafter, continuance of the Martin Currie Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Martin Currie Sub-Advisory Agreement provides that it will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the International Equity Fund’s investment advisory agreement with the Advisor, except as otherwise provided by applicable law or the Exemptive Order.

The material terms of the Martin Currie Sub-Advisory Agreement, other than the rate of compensation to be paid by the Advisor to Martin Currie, are substantially similar to the terms of the Clay Finlay Sub-Advisory Agreement. Each agreement provides that the sub-advisor, subject to the oversight of the Advisor and the Board, is responsible for managing the investment operations of its allocated portion of the International Equity Fund’s portfolio, and for making investment decisions and placing orders to purchase and sell securities, all in accordance with the investment objectives and policies of the International Equity Fund, as reflected in its current prospectus and statement of additional information, and as may be adopted from time to time by the Board. Each agreement provides that the sub-advisor is responsible for expenses related to its activities under the agreement, other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the International Equity Fund. Under each agreement, and in accordance with applicable laws and regulations, the sub-advisors agree to provide the Advisor with all books and records relating to the transactions it executes and render for presentation to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

The Martin Currie Sub-Advisory Agreement provides for Martin Currie to be compensated based on the average daily net assets of the Fund that are allocated to Martin Currie. Martin Currie is compensated from the fees that the Advisor receives from the International Equity Fund.

The Martin Currie Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the International Equity Fund, or the Advisor; or (ii) Martin Currie, on not less than 60 days’ written notice to the Advisor and the Trust.

The Martin Currie Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties thereunder, Martin Currie will not be liable for any loss arising out of any portfolio investment or disposition in connection with its activities as sub-advisor to the International Equity Fund.

Board Approval of the Martin Currie Sub-Advisory Agreement

At the December Meeting, GFWM recommended the appointment of Martin Currie to serve as a sub-advisor for the International Equity Fund after evaluating a number of other possible investment managers. The Advisor’s determination to recommend Martin Currie was based on a number of factors, including Martin Currie’s expertise and experience in managing international equity portfolios, and a favorable performance record relative to its peers.

At the December Meeting, the Board, including a majority of the Independent Trustees, considered and approved the Martin Currie Sub-Advisory Agreement. In determining whether to approve the Martin Currie Sub-Advisory Agreement, the Board considered the information received in advance of the December Meeting, which included: (i) copies of a form of the Martin Currie Sub-Advisory Agreement; (ii) information regarding the process by which the Advisor selected and recommended Martin Currie for Board approval; (iii) information regarding the nature, extent, and quality of the services that Martin Currie would provide to the International Equity Fund; (iv) information regarding Martin Currie’s reputation, investment management business, personnel, and operations; (v) information regarding the level of sub-advisory fees to be charged by Martin Currie; (vi) Martin Currie’s compliance program; (vii) information regarding Martin Currie’s historical performance returns managing accounts with a similar investment mandate, and such performance compared to a relevant index; and (viii) information regarding Martin Currie’s financial condition.

When considering the approval of the Martin Currie Sub-Advisory Agreement, the Board reviewed and analyzed the factors the Board deemed relevant with respect to Martin Currie, including: the nature, extent, and quality of the services to be provided to the International Equity Fund by Martin Currie; Martin Currie’s management style; Martin Currie’s historical performance record managing accounts with investment mandates similar to the International Equity Fund; the qualifications and experience of the persons who will be responsible for the day-to-day management of Martin Currie’s allocated portion of the International Equity Fund’s investment portfolio; and Martin Currie’s overall resources.

In examining the nature, extent, and quality of the services to be provided by Martin Currie to the International Equity Fund, the Board considered: the specific investment process to be employed by Martin Currie in managing the assets to be allocated to it; the qualifications of Martin Currie’s investment management team with regard to implementing the International Equity Fund’s investment mandate; Martin Currie’s infrastructure, and whether it appeared to adequately support Martin Currie’s investment strategy; and the Advisor’s review process and the Advisor’s favorable assessment as to the nature and quality of the sub-advisory services expected to be provided by Martin Currie. Based on the Board’s consideration and review of the foregoing information, the Board concluded that the nature, extent, and quality of the sub-advisory services to be provided by Martin Currie, as well as Martin Currie’s ability to render such services based on its experience, operations and resources, were appropriate for the International Equity Fund, and supported a decision to approve the Martin Currie Sub-Advisory Agreement.

Because Martin Currie is a newly-appointed sub-advisor for the International Equity Fund, the Board could not consider Martin Currie’s investment performance in managing the International Equity Fund as a factor in evaluating the Martin Currie Sub-Advisory Agreement. However, the Board did review Martin Currie’s historical performance record in managing other accounts (including registered investment companies) that were comparable to the International Equity Fund. The Board compared this historical performance to a relevant benchmark. On this basis, the Board concluded that the historical performance record for Martin Currie supported a decision to approve the Martin Currie Sub-Advisory Agreement.

The Board carefully considered and evaluated the proposed fees payable under the Martin Currie Sub-Advisory Agreement. The Board noted that the Martin Currie Sub-Advisory Agreement contains breakpoints in the fee schedule, which represent potential economies of scale that could be shared with Fund shareholders under an agreement with the Advisor. The Board also considered comparisons of the fees to be paid to Martin Currie with the fees Martin Currie charges to its other clients. After evaluating the proposed fees, the Board concluded that the fees that would be paid to Martin Currie by GFWM, with respect to the assets to be allocated to Martin Currie, appeared to be within a reasonable range in light of the quality and extent of the services to be provided.

The Board reviewed a copy of the Martin Currie Sub-Advisory Agreement. The Board considered that the Martin Currie Sub-Advisory Agreement generally provides for the same range of services and fees as the sub-advisory agreements that the International Equity Fund had in place with each of its prior sub-advisors, Clay Finlay and Oppenheimer.

The Board considered the selection and due diligence process employed by the Advisor in deciding to recommend Martin Currie as a sub-advisor for the International Equity Fund. The Board also considered the Advisor’s conclusion that the fees to be paid to Martin Currie for its services to the International Equity Fund will be reasonable, and the reasons supporting that conclusion. The Board noted that the sub-advisory fees will be paid by the Advisor to Martin Currie and will not be additional fees paid by the International Equity Fund. The Board concluded that the Advisor’s recommendations and conclusions supported approval of the Martin Currie Sub-Advisory Agreement.

After full consideration of the factors discussed above, with no single factor identified as being determinative, the Board, including a majority of the Independent Trustees, concluded that the initial approval of the Martin Currie Sub-Advisory Agreement was in the best interests of the International Equity Fund, and approved the Martin Currie Sub-Advisory Agreement for the International Equity Fund.

Mondrian Investment Partners Limited

Mondrian is located at 10 Gresham St., Fifth Floor, London, United Kingdom EC2V 7JD, with an affiliate office, Mondrian Investment Partners, Inc., in the United States at Two Commerce Square, 2001 Market Street, Suite 3810, Philadelphia, PA 19103-7039. Mondrian is registered as an investment adviser under the Advisers Act and is regulated in the United Kingdom by the Financial Services Authority. Mondrian is a limited company organized under the laws of the United Kingdom. Mondrian was purchased from Lincoln Financial Group in September 2004 by senior members of its management together with private equity funds affiliated with Hellman & Friedman LLC. Currently, Mondrian is controlled by members of its management. No individuals have an ownership interest in excess of 25% of Mondrian, and, therefore, there are no individuals who are considered to be control persons of Mondrian.

Mondrian was approved by the Board to serve as a sub-advisor for the International Equity Fund at the December Meeting. Mondrian is independent of the Advisor, and discharges its responsibilities subject to the oversight of the Advisor. The hiring of Mondrian is concurrent with the termination of a sub-advisory agreement with Oppenheimer (the “Oppenheimer Sub-Advisory Agreement”), pursuant to which Oppenheimer had served as a sub-advisor to the International Equity Fund since December 23, 2002.

Mondrian is compensated out of the fees that the Advisor receives from the International Equity Fund. There will be no increase in the advisory fees paid by the International Equity Fund as a consequence of the appointment of Mondrian or the approval of the Mondrian Sub-Advisory Agreement. The fees paid by the Advisor to Mondrian depend upon the fee rates negotiated by the Advisor and the percentage of the International Equity Fund’s assets allocated to Mondrian by GFWM.

In managing its allocated portion of the Fund’s portfolio, Mondrian conducts research on a global basis in an effort to identify securities that have the potential for capital appreciation over a market cycle. The center of Mondrian’s research effort is a value-oriented dividend discount methodology toward individual securities, and market analysis that attempts to identify value across country boundaries. This methodology focuses on future anticipated dividends and is applied consistently to individual securities across all markets and industries. Mondrian’s investment approach seeks to generate the following three specific investment benefits: providing a rate of return greater than the client’s domestic rate of inflation; structuring client portfolios that preserve capital during protracted international market declines; and providing portfolio performance that is less volatile than both benchmark indices and other managers.

The name and principal occupation of each of the principal executive officers and directors of Mondrian are listed below. The address of each principal executive officer, as it relates to the person’s position with Mondrian, is 10 Gresham St., Fifth Floor, London, United Kingdom EC2V 7JD.

Name David Tilles Clive Gillmore Elizabeth Desmond John Kirk Nigel May Christopher Moth Hamish Parker John Emberson John Barrett*

Position(s) with Mondrian
Executive Chairman
Chief Executive Officer
Director & Chief Investment Officer of International Equities
Director
Director & Chief Investment Officer of Global Equities
Director & Chief Investment Officer of GFI & Currency
Director
Chief Operating Officer
Chief Compliance Officer

* Mr. Barrett is the only individual listed above that is not a member of Mondrian’s Board of Directors.

The Mondrian Sub-Advisory Agreement

The Mondrian Sub-Advisory Agreement was approved by the Board at the December Meeting, which was called, among other reasons, for the purpose of approving such Mondrian Sub-Advisory Agreement for an initial term of two years. Thereafter, continuance of the Mondrian Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Mondrian Sub-Advisory Agreement provides that it will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the International Equity Fund’s investment advisory agreement with the Advisor, except as otherwise provided by applicable law or the Exemptive Order.

The terms of the Mondrian Sub-Advisory Agreement, other than the rate of compensation to be paid by the Advisor to Mondrian, are substantially similar to the terms of the Oppenheimer Sub-Advisory Agreement. Each agreement provides that the sub-advisor, subject to the oversight of the Advisor and the Board, is responsible for managing the investment operations of its allocated portion of the International Equity Fund’s portfolio, and for making investment decisions and placing orders to purchase and sell securities, all in accordance with the investment objectives and policies of the International Equity Fund, as reflected in its current prospectus and statement of additional information, and as may be adopted from time to time by the Board. Each agreement provides that the sub-advisor is responsible for expenses related to its activities under the agreement other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the International Equity Fund. Under each agreement, and in accordance with applicable laws and regulations, the sub-advisors agree to provide the Advisor with all books and records relating to the transactions it executes and render for presentation to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

The Mondrian Sub-Advisory Agreement provides for Mondrian to be compensated based on the average daily net assets of the Fund that are allocated to Mondrian. Mondrian is compensated from the fees that the Advisor receives from the International Equity Fund.

The Mondrian Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the International Equity Fund, or the Advisor; or (ii) Mondrian, on not less than 60 days’ written notice to the Advisor and the Trust.

The Mondrian Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, negligence, or reckless disregard of its obligations and duties thereunder, Mondrian will not be liable for any loss arising out of any portfolio investment or disposition in connection with its activities as sub-advisor to the International Equity Fund.

Board Approval of the Mondrian Sub-Advisory Agreement

At the December Meeting, GFWM recommended the appointment of Mondrian to serve as a sub-advisor for the International Equity Fund after evaluating a number of other possible investment managers. The Advisor’s determination to recommend Mondrian was based on a number of factors, including Mondrian’s expertise and experience in managing international equity portfolios across all capitalization ranges, and a favorable performance record relative to its peers.

At the December Meeting, the Board, including a majority of the Independent Trustees, considered and approved the Mondrian Sub-Advisory Agreement. In determining whether to approve the Mondrian Sub-Advisory Agreement, the Board considered the information received in advance of the December Meeting, which included: (i) copies of a form of the Mondrian Sub-Advisory Agreement; (ii) information regarding the process by which the Advisor selected and recommended Mondrian for Board approval; (iii) information regarding the nature, extent, and quality of the services that Mondrian would provide to the International Equity Fund; (iv) information regarding Mondrian’s reputation, investment management business, personnel, and operations; (v) information regarding the level of sub-advisory fees to be charged by Mondrian; (vi) Mondrian’s compliance program; (vii) information regarding Mondrian’s historical performance returns managing accounts with a similar investment mandate, and such performance compared to a relevant index; and (viii) information regarding Mondrian’s financial condition.

When considering the approval of the Mondrian Sub-Advisory Agreement, the Board reviewed and analyzed the factors the Board deemed relevant with respect to Mondrian, including: the nature, extent, and quality of the services to be provided to the International Equity Fund by

Mondrian; Mondrian’s management style; Mondrian’s historical performance record managing accounts with investment mandates similar to the International Equity Fund; the qualifications and experience of the persons who will be responsible for the day-to-day management of Mondrian’s allocated portion of the International Equity Fund’s investment portfolio; and Mondrian’s overall resources.

In examining the nature, extent, and quality of the services to be provided by Mondrian to the International Equity Fund, the Board considered: the specific investment process to be employed by Mondrian in managing the assets to be allocated to it; the qualifications of Mondrian’s investment management team with regard to implementing the International Equity Fund’s investment mandate; Mondrian’s infrastructure, and whether it appeared to adequately support Mondrian’s investment strategy; and the Advisor’s review process and the Advisor’s favorable assessment as to the nature and quality of the sub-advisory services expected to be provided by Mondrian. Based on the Board’s consideration and review of the foregoing information, the Board concluded that the nature, extent, and quality of the sub-advisory services to be provided by Mondrian, as well as Mondrian’s ability to render such services based on its experience, operations and resources, were appropriate for the International Equity Fund, and supported a decision to approve the Mondrian Sub-Advisory Agreement.

Because Mondrian is a newly-appointed sub-advisor for the International Equity Fund, the Board could not consider Mondrian’s investment performance in managing the International Equity Fund as a factor in evaluating the Mondrian Sub-Advisory Agreement. However, the Board did review Mondrian’s historical performance record in managing other accounts (including registered investment companies) that were comparable to the International Equity Fund. The Board compared this historical performance to a relevant benchmark. On this basis, the Board concluded that the historical performance record for Mondrian supported a decision to approve the Mondrian Sub-Advisory Agreement.

The Board carefully considered and evaluated the proposed fees payable under the Mondrian Sub-Advisory Agreement. The Board also considered comparisons of the fees to be paid to Mondrian with the fees Mondrian charges to its other clients. After evaluating the proposed fees, the Board concluded that the fees that would be paid to Mondrian by GFWM, with respect to the assets to be allocated to Mondrian, appeared to be within a reasonable range in light of the quality and extent of the services to be provided.

The Board reviewed a copy of the Mondrian Sub-Advisory Agreement. The Board considered that the Mondrian Sub-Advisory Agreement generally provides for the same range of services and fees as the sub-advisory agreements that the International Equity Fund had in place with its prior sub-advisors, Clay Finlay and Oppenheimer.

The Board considered the selection and due diligence process employed by the Advisor in deciding to recommend Mondrian as a sub-advisor for the International Equity Fund. The Board also considered the Advisor’s conclusion that the fees to be paid to Mondrian for its services to the International Equity Fund will be reasonable, and the reasons supporting that conclusion. The Board noted that the sub-advisory fees will be paid by the Advisor to Mondrian and will not be additional fees paid by the International Equity Fund. The Board concluded that the

Advisor’s recommendations and conclusions supported approval of the Mondrian Sub-Advisory Agreement.

After full consideration of the factors discussed above, with no single factor identified as being determinative, the Board, including a majority of the Independent Trustees, concluded that the initial approval of the Mondrian Sub-Advisory Agreement was in the best interests of the International Equity Fund, and approved the Mondrian Sub-Advisory Agreement for the International Equity Fund.

GENERAL INFORMATION

Administrative and Accounting Services

U.S. Bancorp Fund Services, LLC (“USBFS”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Trust’s administrator and monitors the compliance of the Trust. USBFS updates the Trust’s registration statement and prepares tax returns, among other duties.

Principal Distribution Arrangements

Capital Brokerage Corporation, located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230, an affiliate of the Advisor, acts as the distributor (the “Distributor”) of the Trust’s shares pursuant to a Distribution Agreement with the Trust. The Distribution Agreement requires the Distributor to use its best efforts to distribute the Funds’ shares.

Payments to Affiliated Brokers

For the Fund’s fiscal year ended March 31, 2008, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of February 28, 2009, the International Equity Fund had 41,370,258 outstanding shares, and net assets of $225,832,092. The direct and indirect owners of more than 5% of the outstanding shares of the International Equity Fund as of February 28, 2009 are listed below:

Control Persons of the International Equity Fund

Name and Address	Shares	% Ownership	Type of Ownership

Pershing LLC	19,383,953	46.85%	Record
P.O. Box 2052
Jersey City, NJ 07303-2052

TD Ameritrade Inc.	15,790,834	38.17%	Record
FBO Exclusive
P.O. Box 2226
Omaha, NE 68103-2226

Genworth Trust Company	2,972,453	7.18%	Record

FBO GFAM
3200 N Central Avenue
Phoenix, AZ 85012-2425

National Financial Services LLC	2,390,921	5.78%	Record
5th FL 200 Liberty St.
New York, NY 10281-1003

SHAREHOLDER REPORTS

Additional information about the International Equity Fund is available in the Trust’s annual and semi-annual reports to shareholders. In the Trust’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the International Equity Fund’s performance during its last fiscal year. The Trust’s most recent annual report for the period ended March 31, 2008 and most recent semi-annual report for the period ended November 30, 2008 have been sent to shareholders. A copy of the Trust’s most recent shareholder reports may be obtained, without charge, by writing the AssetMark Funds, care of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, or by calling (888) 278-5809 (toll-free).